Exhibit 10.2
SECOND AMENDMENT OF
UNITED NEWVENTURES LONG TERM INCENTIVE PLAN

            The United NewVentures Long Term Incentive Plan (the "Plan"), originally adopted effective July 1, 2000, is hereby amended effective February __, 2006 in the following respects:

                1.    PAYMENT OF INCENTIVE AWARD. Notwithstanding any Plan provision to the contrary, payment of an Incentive Award is subject to the following:

                        (a)    An Incentive Award may be paid either in cash or in the form of non-equity securities of UAL Corporation ("Non-Equity Securities"), as soon as practicable, but no later than 270 days, following the effective date of the Company's confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code ("Exit Date"), subject to liquidation to cover tax withholdings. The total principal amount of all of the Non-Equity Securities and cash issued for payment of the Incentive Awards will not be less than the dollar amount of the Incentive Awards. Payment of Incentive Awards may not be made in the form of equity.

                        (b)    A Participant who is, or was, an officer of UAL Corporation or United Air Lines, Inc. at any time from January 1, 2003 through the date of payment of Incentive Awards either in cash or issuance of Non-Equity Securities, is not entitled to receive payment of an Incentive Award under the Plan.

                        (c)    The total principal amount of all of the Non-Equity Securities issued for payment of all of the Incentive Awards under Paragraph (a), above, together with any cash payments of Incentive Awards, may not exceed Eleven Million Dollars ($11,000,000).

                2.     NO POSTPETITION AGREEMENT. This amendment to the Plan shall not: (a) alter the pre-petition nature of the Plan for the purposes of the Company's bankruptcy cases or for any other purpose; (b) alter the validity, priority or amount of any claims that may have arisen or may arise under the Plan, other than what the validity, priority, or amount of such claims would have been had this amendment not been made; (c) elevate any claims against the Company arising under the Plan to administrative expense priority status solely by reason of this amendment; (d) constitute a post-petition agreement or an assumption or adoption thereof; (e) be construed in any way to mean that the Plan is an executory contract or post-petition agreement; or (f) act as an assumption or adoption of the Plan.